Exhibit 99.e(ii)

Name of Firm

City                  State                          Zip Code

RE:    SELLING AGREEMENT

Gentlemen:

       We are the national distributor and principal underwriter of the shares of mutual funds sponsored, managed, advised and/or administered by SunAmerica Asset Management Corp. and its affiliates (hereinafter referred to individually as a "Fund," or collectively as the "Funds"). The Funds and each individual investment series thereof are set forth on Schedule A, which may be amended from time to time. We invite you to participate in making available to your customers shares of the Funds on the following terms:

       1. REPRESENTATIONS, WARRANTIES AND COVENANTS. You represent and warrant that you are either (i) a "Broker" and/or "Dealer" as each such term is defined in Section 3(a)(4) and Section 3(a)(5), respectively, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) exempt from the definition of a Broker and/or Dealer pursuant to Section 3(a)(4) and Section 3(a)(5), respectively, of the Exchange Act and you are a "Bank" as such term is defined in Section 3(a)(6) of the Exchange Act; or (iii) you are a "bank holding company" as such term is defined in the Bank Holding Company Act of 1956, as amended (the "Act") and the "banks" on whose behalf you are authorized to execute this Agreement comply with either clause (i) or (ii). You further represent and warrant that (A) you are duly organized, validly existing and in good standing under the laws of the jurisdiction in which you were organized;
(B) all authorization (if any) required for your lawful execution of this Agreement and your performance hereunder have been obtained; and (C) upon execution and delivery by you, and assuming due and valid execution and delivery by us, this Agreement will constitute a legal, valid and binding agreement, enforceable against you in accordance with its terms.

              If you are a Broker and/or Dealer you further represent and warrant that you are (i) registered as a broker-dealer under the Exchange Act;
(ii) are qualified to act as a dealer in the states or other jurisdictions where you transact business; and (iii) are a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). If you are a Broker and/or Dealer, you agree that you will maintain such registration, qualifications, and membership in full force and effect throughout the term of this Agreement.

              You agree to comply with and abide by, as applicable, the Conduct Rules (whether or not you are a member of the NASD), the Constitution and
By-Laws of the NASD. You further agree to comply with and abide by all applicable laws, rules and regulations (including, without limitation, those of applicable regulatory authorities and any federal, state or other regulatory body having jurisdiction over you, your customers or the transactions contemplated hereby) that are now or may hereafter become applicable to you and the transactions hereunder. You agree that you will not offer or sell the shares of the Funds in any state or jurisdiction where they may not lawfully be offered or sold, or, if applicable, where you are not registered as a broker-dealer.

              You agree to give written notice to us promptly in the event any of your representations shall cease to be true, and in such event, unless otherwise agreed to in writing by us, this Agreement shall be automatically terminated upon such written notice. If you are a "bank holding company" as such term is defined in the Act, you shall attach an exhibit, which will be made a part of this Agreement, which sets forth the names and addresses of the "banks" on whose behalf you are authorized to execute this Agreement.

       2.a Orders for shares received from you and accepted by a Fund will be priced at its next-determined net asset value, plus the applicable sales charge, if any, at the time of such acceptance as established pursuant to the then-current prospectus (the "Prospectus") and statement of additional information (the "SAI") of the Fund. You hereby agree that, in the event you receive customer purchase or redemption orders for a Fund after the time of day that such Fund prices its shares, you will have adequate internal controls designed to prevent such orders from being aggregated with orders received before such time. If you designate another entity to receive customer purchase and redemption orders, you hereby agree to ensure that such designee has adopted and implemented its own adequate internal controls. Procedures relating to the handling of orders, including the Policies and Procedures With Respect to Sales of SunAmerica Mutual Funds Under the Multiple Pricing Structure, as may be amended from time to time, set forth in Schedule B hereto, shall be subject to instructions which we shall forward from time to time to all firms (the "Participants") through which we make available shares of the Funds. All orders are subject to acceptance by the applicable Fund, which reserves the right in its sole discretion to reject any order in whole or in part.

       b. We will confirm transactions for each of your customers, it being understood in all cases that (a) you are acting as the agent for the customer;
(b) the transactions are without recourse against you by the customer except to the extent that (i) your failure to transmit orders in a timely fashion results in a loss to your customer, or (ii) in the event you do not receive a confirmation of the transaction within ten (10) business days following the order date, your failure to inquire as to the status of the transaction during such time period results in a loss to your customer; (c) as between you and the customer, the customer shall have beneficial ownership of the Fund shares; (d) each transaction is initiated solely upon the order of the customer; and (e) each transaction is for the account of the customer and not for your account.

       3. As a Participant, you agree to purchase shares of the Funds only through us or from your customers. Purchases through us shall be made only for the purpose of covering purchase orders already received from your customers or for your own bona fide investment.

       4. You agree to sell shares of the Funds only (a) to your customers at the net asset value plus applicable sales charge, if any, then in effect as established by the then-current Prospectus and SAI of the applicable Fund or (b) to us as agent for the Fund or the Fund itself at the redemption price as described in the Prospectus and SAI.

       5. We reserve the right in our discretion, and without notice to you, to suspend sales or withdraw the offering of shares entirely, or to modify or cancel this Agreement. All sales shall be subject to the terms and provisions set forth in the applicable Fund's then-current Prospectus and SAI. Nothing herein shall obligate us to pay commissions or other concessions in violation of any applicable law.

       6. No person is authorized to make any representations concerning a Fund or its shares except those contained in its Prospectus, SAI and any other information as may be approved by a Fund as information supplemental to its Prospectus and SAI. In purchasing shares through us, you shall rely solely on the representations contained in the then-effective Prospectus, SAI and supplemental information above-mentioned. You agree to hold us harmless and indemnify the Funds and us in the event that you, or any of your sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which may result in liability to the Funds or us. Additional copies of any Prospectus, SAI and/or supplemental information will be supplied by us to you in reasonable quantities upon request.

       7. You shall have no authority whatever to act as agent of the Funds or us, or any other Participant, and nothing in this Agreement shall constitute you or the Funds as the agent of the other. In all transactions in these shares between you and us, we are acting as agent for the Funds and not as principal.

       8. All communications to us shall be sent to SunAmerica Capital Services, Inc., The SunAmerica Center, 733 Third Avenue, New York, NY 10017-3204. Any notice to you shall be duly given if mailed or telegraphed to you at your address set forth below, unless you give us written instructions otherwise. It is your responsibility to provide us with updated information concerning where written communications should be sent.

       9. This Agreement may be terminated without penalty upon written notice by either party at any time, and shall automatically terminate upon its assignment, or upon any event that terminates a Fund's Distribution Agreement with us. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The indemnification provision in Section 6 hereof shall survive any termination of this Agreement hereunder.

       10a.   FRONT-END SALES CHARGE.  Class A and Class II shares are generally subject to front-end sales charges, as described in each Fund's Prospectus and SAI.

       b. CONTINGENT DEFERRED SALES CHARGE ("CDSC"). For purchases of Class B and Class II shares (or for certain purchases of Class A shares), we advance commissions with the presumption that assets will remain in the Fund(s) long enough for expenses to be recouped. In the event of a redemption of shares purchased before the holding period expires, a CDSC is deducted from the redemption proceeds as described in each Fund's Prospectus and SAI.

       c. SALE CHARGE WAIVERS. Waivers of front end sales charges and CDSCs are described in each Fund's Prospectus and SAI.

       d. COMMISSION RECLAIMS. With respect to shares redeemed on which the CDSC is waived for taxable distributions from qualified retirement plans as described in each Fund's Prospectus and SAI, 100% of the commission advanced to the selling broker/dealer in respect of such shares is subject to reclaim in the event the redemption occurs within the first year from the date of purchase, and 50% of the commission advanced if the redemption occurs in the second year from the date of purchase. With respect to Class A shares purchased at net asset value, the entire commission advanced is subject to reclaim for any redemption occurring within the first year from the date of purchase. The foregoing reclamations will be subtracted from dealer concession payments payable according to Schedule A and, if sufficient dealer concession payments are not available to offset these reclamations, you will reimburse us for these amounts.

       e. SERVICE FEES. We expect you to provide administration and marketing services in the promotion of each Fund's shares, including services and assistance to your customers who own Fund shares. For such services, you will be entitled to compensation as set forth on Schedule A, as may be amended from time to time, and in each Fund's current Prospectus and SAI. You hereby agree to waive payment of such compensation until such time that we are in receipt of the commissions or concessions due for such Fund shares. Our liability for payment of such compensation is limited solely to the proceeds of such concessions receivable. No commission or concession shall be payable with respect to shares purchased through reinvestment of dividends or distributions, or that had been acquired through one or more exchange transactions which had been the subject of payments under this paragraph. In addition, no commission or concession shall be payable with respect to shares that had been subject to a waiver of the sales charge except as set forth in each Fund's current Prospectus and SAI.

       11. This Agreement shall become effective upon receipt by us of a signed copy hereof, and shall continue in effect until and unless terminated (i) pursuant to Section 9, above, or (ii) on account of your violation of any representation, warranty or covenant contained herein. This Agreement shall supersede all prior Selling Agreements with you relating to the shares of the Funds. This Agreement may be amended in writing signed by each of the parties hereto, except that we may amend Schedule A in our sole discretion upon notice to you. Any such amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                                              SUNAMERICA CAPITAL SERVICES, INC.

                                          By:
                                              ---------------------------------

                                        Name:
                                              ---------------------------------

     Date:                             Title:
           -------------------                ---------------------------------

       The undersigned accepts your invitation to make available to its customers the shares of the Funds and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of Prospectuses of the Funds in connection with this offering.


-----------------------------------       -------------------------------------
Firm Name                                 Authorized Signatory


-----------------------------------       -------------------------------------
Address                                   Print Name

-----------------------------------       -------------------------------------


-----------------------------------       -------------------------------------
Telephone Number                          Date

-----------------------------------
Fax Number



                                                                      Rev.  5/00

                                                                      SCHEDULE A

                             SUNAMERICA MUTUAL FUNDS

SUNAMERICA INCOME FUNDS

COMPENSATION (concession to selling dealer is based on amount of purchase) A SHARES

                       PURCHASE AMOUNT           DEALER CONCESSION
                       ---------------           -----------------
                  $0  to       $99,999                 4.00%
            $100,000  to      $249,999                 3.00%
            $250,000  to      $499,999                 2.25%
            $500,000  to      $999,999                 1.35%
          $1,000,000  or      more                     1.00%

       Up to .25% Service Fee, paid monthly, effective immediately

B SHARES - 4.00% (no breakpoints)

       Up to .25% Service Fee, paid monthly, beginning the 13th month following purchase

II SHARES - 2.00% (no breakpoints)

       For all Funds except High Income, up to .25% Service Fee and .50% trail commission (total .75%), paid monthly, beginning the 13th month following purchase. With respect to High Income, up to .25% Service Fee and .75% trail commission (total 1.00%), paid monthly, beginning the 13th month following purchase.

--------------------------------------------------------------------------------
SUNAMERICA EQUITY FUNDS

COMPENSATION (concession to selling dealer is based on amount of purchase) A SHARES

               PURCHASE AMOUNT           DEALER CONCESSION
               ---------------           -----------------
              $0  to   $49,999                 5.00%
         $50,000  to   $99,999                 4.00%
        $100,000  to  $249,999                 3.00%
        $250,000  to  $499,999                 2.25%
        $500,000  to  $999,999                 1.35%
      $1,000,000  or  more                     1.00%

       Up to .25% Service Fee paid monthly, effective immediately

B SHARES - 4.00% (no breakpoints)

       Up to .25% Service Fee, paid monthly, beginning the 13th month following purchase

II SHARES - 2.00% (no breakpoints)

       Up to .25% Service Fee and .75% trail commission (total 1.00%), paid monthly, beginning the 13th month following purchase

SUNAMERICA MONEY MARKET FUNDS, INC.

COMPENSATION

A SHARES

       Up to .15% Service Fee, paid monthly, effective immediately

B SHARES - 4.00% (no breakpoints)

       Up to .15% Service Fee, paid monthly, beginning the 13th month following purchase

II SHARES - 2.00% (no breakpoints)

       Up to .25% Service Fee and .25% trail commission (total .50%), paid monthly, beginning the 13th month following purchase

--------------------------------------------------------------------------------
SUNAMERICA STYLE SELECT SERIES, INC. AND SUNAMERICA STRATEGIC INVESTMENT SERIES, INC.

COMPENSATION (concession to selling dealer is based on amount of purchase) A SHARES

                       PURCHASE AMOUNT           DEALER CONCESSION
                             $0   to    $49,999         5.00%
                        $50,000   to    $99,999         4.00%
                       $100,000   to   $249,999         3.00%
                       $250,000   to   $499,999         2.25%
                       $500,000   to   $999,999         1.35%
                     $1,000,000   or   more             1.00%

       Up to .25% Service Fee, paid monthly, effective immediately

B SHARES - 4.00% (no breakpoints)

       Up to .25% Service Fee, paid monthly, beginning the 13th month following purchase

II SHARES - 2.00% (no breakpoints)

       Up to .25% Service Fee and .75% trail commission (total 1.00%), paid monthly, beginning the 13th month following purchase

--------------------------------------------------------------------------------
SUNAMERICA SENIOR FLOATING RATE FUND, INC.

COMPENSATION (concession to selling dealer is based on amount of purchase) B SHARES - 2.50% (no breakpoints)

       Up to 0.10% service fee, effective immediately until the 13th month following purchase, up to 0.15% from the 13th month until the 25th month, up to 0.20% from the 25th month until the 37th month, and up to 0.25% from the 37th month following purchase thereafter.

C SHARES - 0.75% (no breakpoints)

       Up to 0.25% service fee and 0.50% trail commission, paid monthly, beginning the 13th month following purchase.

BRAZOS MUTUAL FUNDS

COMPENSATION (concession to selling dealer is based on amount of purchase) A SHARES

                 PURCHASE AMOUNT           DEALER CONCESSION
                 ---------------           -----------------
                $0  to   $49,999                 5.00%
           $50,000  to   $99,999                 4.00%
          $100,000  to  $249,999                 3.00%
          $250,000  to  $499,999                 2.25%
          $500,000  to  $999,999                 1.35%
        $1,000,000  or  more                     1.00%

       Up to .25% Service Fee paid monthly, effective immediately

B SHARES - 4.00% (no breakpoints)

       Up to .25% Service Fee, paid monthly, beginning the 13th month following purchase

II SHARES - 2.00% (no breakpoints)

       Up to .25% Service Fee and .75% trail commission (total 1.00%), paid monthly, beginning the 13th month following purchase










                                                                      Rev. 12/00

                                                                      SCHEDULE B


                     POLICIES AND PROCEDURES WITH RESPECT TO
                        SALES OF SUNAMERICA MUTUAL FUNDS
                      UNDER THE MULTIPLE PRICING STRUCTURE


       As certain portfolios of SunAmerica Mutual Funds, SunAmerica Strategic Investment Series, Inc., Style Select Series, Inc. and the Brazos Mutual Funds (the "Multiple Pricing Funds" or the "Funds") offer shares subject to a front-end sales load ("Class A Shares"), shares subject to a deferred sales charge ("Class B Shares") and shares subject to both a front-end sales load and deferred sales charge ("Class II Shares"), it is important for investors not only to choose a mutual fund that best suits their investment objectives, but also to choose the sales financing method which best suits their particular needs. To assist your clients in these decisions and to ensure proper supervision of mutual fund purchase recommendations, we are instituting the following policies:

       (1) Any purchase of a Fund for less than $100,000 may be of either Class A, Class B or Class II Shares.

       (2) Any purchase of a Fund, for either Class A, Class B or Class II Shares, in the amount of $100,000 or more, but less than $500,000, must be reviewed and approved for appropriateness by the Broker/Dealer (who must maintain a written record of this review) in light of the relevant facts and circumstances pertaining to your client, including, but not limited to:

              (a)    the specific purchase order dollar amount;

              (b) the length of time the client expects to hold his or her shares; and

              (c) any other relevant circumstances, such as the availability of purchases under letters of intent or pursuant to rights of accumulation.

       (3) A purchase of any Fund for $500,000 or more should be for Class A Shares.

       (4) Generally, initial purchases of the SunAmerica Money Market Fund must be of Class A Shares. Class B or Class II shares of such Fund are only available to those investors exchanging from Class B or Class II shares of another Fund, or those investors making an initial purchase who intend to exchange into the Class B or Class II shares of another Fund.

                               GENERAL GUIDELINES

       There are instances where one financing method may be more advantageous to an investor than the other. For example, investors who may take advantage of breakpoints and those qualifying for a discount from the maximum sales load on Class A Shares, may determine that the purchase of Class A Shares with the payment of a reduced front-end sales charge is preferable to payment of the ongoing distribution fee imposed upon Class B Shares for the first seven years. On the other hand, investors whose orders would not take advantage of breakpoints to qualify for a discount may wish to defer the sales load and have all of their funds invested in Class B Shares initially. After a holding period of seven years, the Class B Shares convert to Class A Shares, and ongoing charges are thereafter equal.

       A National Association of Securities Dealers, Inc. rule specifically prohibits "breakpoint sales" of front-end load shares. A "breakpoint sale" is a sale to an investor of an amount of front-end load (Class A) shares just below the amount which would be subject to the next breakpoint on the fund's sales charge schedule. Because the deferred sales charge on Class B shares is gradually reduced to 0% over the six-year period in which the shares are held, a redemption of Class B shares just before an "anniversary date" is in some ways analogous to a breakpoint sale. An investor might wish to redeem just before an anniversary date for tax or other reasons, and an investor who chose to wait would continue to be at market risk. Nevertheless, you should inform your clients intending to redeem Class B shares near an anniversary date that, if the redemption were delayed, the deferred sales charge might be reduced.

                      RESPONSIBILITIES OF THE BROKER/DEALER

       You must ensure that all employees receiving investor inquires about the purchase of shares of Multiple Pricing Funds have advised the investor of the available financing methods offered by the mutual funds, and the impact of choosing one method over another. In certain instances, it may be appropriate to discuss the purchase directly with the investor. The foregoing guidelines, as well as the examples cited above, should assist you in reviewing purchase orders less than, equal to, or greater than $100,000.

                                  EFFECTIVENESS

       This policy is effective as of October 1, 1993 with respect to any order for shares of all Multiple Pricing Funds.

       Questions relating to this policy should be directed to SunAmerica Capital Services, Inc., The SunAmerica Center, 733 Third Avenue, New York, NY 10017-3204.




                                                                       Rev. 8/99

                         AMENDMENT TO SELLING AGREEMENT

       Agreement dated this __________day of ______________, 20___ between _______________("You") and SunAmerica Capital Services, Inc. ("We" or "Distributor") as an amendment to the Selling Agreement as amended from time to time, and in effect between You and Distributor (the "Selling Agreement"). Terms used herein and not otherwise defined, shall have the meanings assigned to them in the Selling Agreement.

                              W I T N E S S E T H:

       WHEREAS, You accepted Distributor's invitation to make available to your customers shares of the Funds;

       WHEREAS, certain of these Funds may now or in the future offer Class II shares (the "Class C Shares"), which are generally subject to a front-end sales charge and a contingent deferred sales charge (the "CDSC"); and

       WHEREAS, You wish to make Class II Shares available to your customers, subject to the terms and conditions set forth in the Selling Agreement, without a front-end sales charge as amended hereby.

       NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and accepted by both parties, You and Distributor hereby agree as follows:

       1. Section 10a. of the Selling Agreement is hereby amended by replacing the sentence thereof as follows: Class A shares are generally subject to front-end sales charges, as described in each Fund's Prospectus and SAI. Class II shares generally will not be subject to front-end sales charges.

       2. Schedule A of the Selling Agreement (in existence as of the date hereof or as amended from time to time in accordance with the Selling Agreement) is hereby amended by inserting the following at the end of each compensation section relating to a Fund (or a series thereof) that may now or in the future offer Class II shares:

                     "II SHARES - 1.00% (no breakpoints)

                            Up to  .25%  Service  Fee and  .75%  trail
                            commission  (total 1.00%) paid  quarterly,
                            beginning   the   13th   month   following
                            purchase"

       3. You agree to maintain your customer's accounts with respect to the Funds in an omnibus account, and will perform administrative duties related thereto;

       4. Except to the extent specifically amended hereby, the Selling Agreement remains unmodified and in full force and effect.

                     IN  WITNESS  WHEREOF,  this  Amendment  has  been
              executed as of the date set forth above by a duly authorized officer of each party.

                                          SUNAMERICA CAPITAL SERVICES, INC.
--------------------------------


By:                                     By:
       ------------------------------           --------------------------------
Name:                                   Name:
       ------------------------------           --------------------------------
Title:                                  Title:
       ------------------------------           --------------------------------









                                                                       Rev. 5/00